AMENDMENT NO. 1


         THIS AMENDMENT NO. 1 (the "Amendment") dated as of January 30, 1999, to the Loan Agreement referenced below, is by and among PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation, the subsidiaries and affiliates identified on the signature pages hereto and FIRST UNION NATIONAL BANK. Terms used but not otherwise defined shall have the meanings provided in the Loan Agreement.

                               W I T N E S S E T H

         WHEREAS, a $50 million credit facility has been established in favor of Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Borrower"), pursuant to the terms of that Loan Agreement dated as of June 25, 1997 (as amended and modified, the "Loan Agreement") among the Borrower, the Guarantors identified therein and First Union National Bank (the "Bank");

         WHEREAS, the Borrower has requested certain modifications to Loan Agreement;

         WHEREAS, the Bank has agreed to the modifications on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       The Loan Agreement is amended in the following respects:

                  1.1 In Section 1, the following definitions are amended to read as follows:

                  "APBI" means APBI Environmental Sciences Group, Inc., a Virginia corporation.

                  "Consolidated Tangible Net Worth" means, on any day Consolidated Net Worth minus the aggregate amount of goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, organizational and developmental expenses, covenants not to compete and other intangible assets, in each case as determined in accordance with GAAP applied on a consistent basis. For purposes hereof, Consolidated Tangible Net Worth shall not include that certain seller financing promissory note from current management of APBI in favor of the Company in an aggregate principal amount of up to $18,000,000 in connection with the sale of APBI to current management of APBI.

                  "Termination Date" means June 30, 2000, or such later date as to which the Bank may agree in its sole discretion.

                  1.2 In Section 6.9, subsections (c) and (d) are renumbered as
(f) and (g), respectively, and new subsections (c), (d) and (e) are added to read as follows:

                  (c) Investments in and to Digital Arts & Science in an aggregate principal amount (on a cost basis) not to exceed $1,500,000 at any time;

                  (d) Investments in and to Axys Pharmaceuticals, Inc. and/or PPGx, Inc. in an aggregate principal amount (on a cost basis) not to exceed $3,500,000 at any time;

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                  (e) seller financing promissory note from current management of APBI in favor of the Borrower in an aggregate principal amount not to exceed $18,000,000 in connection with the sale of APBI to current management of APBI;

                  1.3 In Section 6.6, subsections (a) and (b) are renumbered as
(b) and (c), respectively, and a new subsection (a) is added to read as follows:

                  (c) guaranty obligations of the Borrower in respect of Funded Debt of PPGx, Inc. in an aggregate principal amount of up to $8,000,000 at any time;

         2. The Bank consents to the release of APBI from all of its obligations under the Loan Agreement, the Note and all other documents executed in connection therewith upon consummation of the sale of APBI to current management of APBI.

         3. This Amendment shall be effective upon execution of this Amendment by the Credit Parties and the Bank.

         4. Except as modified hereby, all of the terms and provisions of the Loan Agreement (including Schedules and Exhibits) shall remain in full force and effect.

         5. The Borrower agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         7. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.,
                                    a North Carolina corporation

                                    By:   /s/ Fredric N. Eshelman
                                    Name:  Fredric N. Eshelman
                                    Title:  CEO


GUARANTORS:                         PPD PHARMACO, INC.,
                                    a Texas corporation

                                    By:  /s/ Fredric N. Eshelman
                                    Name:  Fredric N. Eshelman
                                    Title:  CEO


BANK:                               FIRST UNION NATIONAL BANK

                                    By:   /s/ Shannon Townsend
                                    Name:  Shannon Townsend
                                    Title:  Vice President